Exhibit 10.1

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Such portions are marked “[*]” in this document; they have been filed separately with the Commission.

Amendment N°6

TO

CONTRACT N° GINC-C-06-0300

By and Between

GLOBALSTAR, INC.

and

THALES ALENIA SPACE
FRANCE

This Amendment N°6 dated 5th February, 2009 (the “Amendment Effective Date”) to the Contract referenced GINC-C-06-0300 is made between Thales Alenia Space France, a Company organised and existing under the laws of France, having its registered office at 26 avenue Jean François Champollion 31100 Toulouse — FRANCE (“Contractor”) and Globalstar, Inc., a Delaware corporation with offices at 461 South Milpitas Blvd., Milpitas, California 95035, U.S.A. (“Purchaser”).

The Purchaser and the Contractor being hereinafter individually referred to as a “Party” or collectively as the “Parties”.

RECITALS

Whereas, the Purchaser has paid to the Contractor an amount of Five Million Euros (€5,000,000) (corresponding to a portion of the payment milestone N° 8b invoiced by Contractor on December 3rd, 2008 the (“December Payment”) ; and

Whereas, the Purchaser has paid the balance of the December Payment to the Contractor in an amount of Six Million Forty Thousand Euros (€6,040,000) on January 5th, 2009 ; and

Whereas, the Purchaser has deposited into the Escrow Account a portion of the Escrow Draw Amount for an amount of Five Million Euros (€5,000,000) on January 15th, 2009 ; and

Whereas, the Parties recognize the progress made by Purchaser towards completion of an Export Credit Facility for the purpose of financing a portion of this Contract, which loan is backed by COFACE ; and

Whereas, the Parties acknowledge that certain actions were not completed by the Purchaser in meeting the conditions in Article A (iv) of Amendment 5 ; and

Whereas, as a result, the Parties wish to modify the conditions referred to in Article A (iv) and (v) of Amendment 5 ; and

Whereas, the Parties further wish to adjust the work plan and delivery schedule to synchronize all activities and funding in conjunction with to the Export Credit Facility, including the purchase of long lead parts, the possible advancement of six (6) Spacecraft and, subject to the implementation of Early Delivery Scenario 3 and Scenario 4 with the objective to aim at the currently scheduled launch period for the first firm launch between September 23, 2009 and December 21, 2009.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby modify the Contract as set forth herein:

A.            CHANGE NOTICE BY PURCHASER

Pursuant to Article 19 (B) of the Contract, Purchaser hereby gives notice to Contractor to immediately implement a production schedule adjustment to include re-prioritization and re-schedule of the Work being performed, including work shift assignments and ordering activities by Contractor and its subcontractors as deemed appropriate to comply with the Parties agreement herein.  Such adjustment of program activities is to limit Contractor’s financial exposure under the Contract pending completion of Export Credit Facility by Purchaser.

This Change Notice is for a period beginning from the date of this Amendment 6 and ending on March 4th, 2009 close of business French time.

B.            CONSEQUENCES OF THIS CHANGE NOTICE

(i) Schedule impacts shall be as follows.

Provided Contractor returns to nominal performance of Work according to Article C below:

•                  the Contractual Required Delivery Dates of Spacecraft from Phase 1 & 2 shall be postponed by no later than [*] calendar days starting from the date of this Amendment

•                  the PSR ED2 Objective Dates of Spacecraft from Phase 1 & 2 shall be postponed by no later than [*] calendar days starting from the date of this Amendment

•                  the Launch ED2 Objective Dates of Spacecraft from Phase 1 & 2 shall be postponed by no later than [*] calendar days starting from the date of this Amendment

(ii) Cost impacts shall be as follows:

The impact of this Change Notice is two (2) Million US Dollars which shall be paid by Purchaser to the Contractor on or before March 4th, 2009 ;

(iii) Drawing on the Escrow Account

On the Amendment signature, the Parties agree that Contractor may draw from the Escrow Account an amount of [*] corresponding to nominal payment milestone N° 9a the (“January Payment”) for an amount of [*] and to payment of Invoice N° 891834 for ATP Increase Power Beam Step 1 for an amount of [*] for the payment of Invoice N° 891834.  The Parties shall promptly notify the Escrow Agent for release of funds under the Escrow Agreement.

C.            CONTRACTOR TO RETURN TO NOMINAL PERFORMANCE OF THE WORK ON MARCH 5th, 2009

The Contractor shall return to nominal performance of the Work on March 5th, 2009, subject to the Schedule impacts referred to in Article B (i) above and provided the following conditions are met on or before March 4th, 2009:

(i) Payment of the two (2) Million US Dollars referred to in Article B above ; and

(ii) Closing of the Export Credit Facility backed by COFACE for the financing of Phase 1, Phase 2 (including Long Lead Items for six (6) Spacecraft from Phase 3) has occurred and all conditions precedent have been fulfilled for the financing to be operative as confirmed by BNP Paribas bank or deposit into the Escrow Account by Purchaser of the remaining portion of the Escrow Draw Amount in order for the Escrow Account to reach the Deposit Requirement of [*] on or before March 4th, 2009.

Upon fulfilment of the two conditions referred to above, the Parties confirm that all activities shall revert to the Parties rights as per the nominal contractual provisions of the Contract.

D.            ABSENCE OF CONDITIONS TO RETURN TO NOMINAL PERFORMANCE OF WORK

Should the conditions referred to in Article C (i) and/or (ii) not being met on or before March 4th, 2009, then the following shall apply:

(i)                                     the Contractor shall not return to nominal performance of the Work, and

(ii)                                  starting from March 5th, 2009, the Contractor has the right to Stop Work under Article 22 (B) of the Contract with one (1) day written notice to Purchaser ; and

(iii)                            As a consequence, should the conditions referred to in Article C (i) and/or (ii) still not being met on April 4th, 2009, the Contractor shall be entitled to immediately terminate the Contract according to the conditions referred to in Article 22 (B) (iv). In any case, the payment referred to in Article B (ii) above shall be due in addition to the termination cost referred to in Article 22 (B) (iv) of the Contract.

E.              EARLY DELIVERY ED2 SCENARIO 3 AND SCENARIO 4

The conditions referred to in document Ref G-000000813 dated January 20th, 2009 (Annex 1 to the present Amendment 6) are open for acceptance by the Purchaser through the issuance of an ATP on or before March 5th, 2009 and subject to payment by the Purchaser of Two Hundred Fifty Thousand Euros (€250,000)  on or before such date.  Prior to the issuance of an ATP, the Parties to review and optimize the schedule of activities with a goal towards securing a date in November 2009 as the first launch date.

F.              All of the terms, covenants and conditions of the Contract as may already have been amended shall remain in full force and effect except to the extent the same have been expressly amended or modified by the terms of this Amendment N°6.

G.             All capitalized terms not otherwise defined in this Amendment N°6 shall have the meanings for such terms as set forth in the Contract.

EXECUTION

In witness whereof, the Parties have duly executed this Contract Amendment.

Globalstar, Inc.		Thales Alenia Space France

By:	/s/ Anthony J. Navarra	By:	/s/ Blaise Jaeger

Name:	Anthony J. Navarra	Name:	Blaise Jaeger
Title:	President	Title:	EVP and General Manager BUTL
Date:	Feb. 5, 2009	Date:	06/02/2009